EXHIBIT 99.1


                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com

                              FOR IMMEDIATE RELEASE


         Greater Community Bancorp Reports Fiscal Year 2003 EPS of $0.89

TOTOWA, N.J.--January 21, 2004--Greater Community Bancorp (Nasdaq: GFLS) today reported net income for 2003 of $6.73 million, compared to $7.51 million reported for 2002. Diluted earnings per share were $0.89 for the current year, compared to $0.98 reported last year. For the fourth quarter of 2003, net income was $1.90 million, compared to $2.20 million reported for the prior-year quarter. Diluted earnings per share were $0.26, compared to $0.29 for the comparable 2002 period.


Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, "This has been a transition year for Greater Community. We have taken important steps to position the Company for growth and enhanced shareholder value going forward. We added several commercial lenders this past year who have contributed to the strong loan growth which has sustained our Company's performance in 2003. However, the challenging interest rate environment prevented us from achieving the higher level of revenue commensurate with our loan growth. The recent improvement in net interest margin signals a return to historical levels of revenue growth, reflecting the shift in asset mix toward higher-yielding loans as our commercial lenders achieve their goals.

"We also implemented our new leasing strategy this past year, and are positioned with a new management team to expand on a solid foundation of vendor relationships. We now retain high-quality leases in portfolio; this will also contribute to a higher and more stable level of income as the portfolio builds over time."

Total revenue, consisting of net interest income and non-interest income, was $33.6 million for fiscal year 2003, an increase of 0.2% over 2002. Net interest income declined 2.12% to $25.7 million, reflecting growth in average earning assets of 2.8%, offset by a 35 basis point decline in the net interest margin to 3.77%. The net interest margin for the fourth quarter of 2003 was 3.80%, a 21 basis point increase over the previous quarter. Mr. Bruno noted that the improvement in fourth quarter margin reflects the combined impact of a decline in premium amortization from the previous quarter, as well as the shift in earning asset mix.

Non-interest income for the fiscal year 2003 was $8.0 million, compared to $7.3 million for 2002. Excluding securities gains and gains from the sale of assets, non-interest income was $5.5 million compared to $6.0 million in the prior year. The reduction in fee income is primarily attributable to the aforementioned change in leasing strategy; leases are now retained in portfolio so the Company can benefit from the resulting longer-term interest income stream at the expense of current fee income on the sale of leases. Mr. Bruno commented, "We continue to experience strong growth in service charges on deposits as we expand into the high-growth Bergen and Morris county markets."


Non-interest expense totaled $22.0 million for 2003, compared to $21.7 million for 2002. During 2002, Greater Community incurred a $1.0 million charge, representing the write-off the unamortized portion of the financing expense due to the refinancing of trust preferred securities. Excluding the $1.0 million charge, non-interest expense for the current year increased 6.7% over prior year, or 4.9% excluding severance packages for former executives. Salaries and benefits rose 13.7%; this includes separation packages for former executives which accounted for 3.8% of the increase. Apart from salary expense, non-interest expense declined 10.7%. The efficiency ratio rose to 65.4% (64.1% net of the severance packages) from 63.1% for 2002.


At December 31, 2003, assets were $753.1 million, an increase of 4.6% over 2002. Loan balances grew $80.5 million year-over-year, or 18.2%, and consisted primarily of commercial real estate loans, up $56.8 million or 27.9%, and construction loans, up $13.3 million or 54.6%. Loan growth was funded through a combination of declines in other earning assets and growth in deposits. Deposits increased 3.1%, led by 11.4% growth in non-interest bearing deposits. Core deposits now constitute 74% of total deposits.

Mr. Bruno noted, "Asset quality is sound and has stabilized as a result of the steps we took in 2003 to lower the risk profile of our leasing business. In 2003, we charged off $1.3 million in problem leases. Excluding these leases, our 2003 charge-offs were $31,000. Charge-offs were 0.26% of average loans and leases in 2003, of which only 0.01% may be attributed to loans. This compares with total charge-offs of $16,000 in 2002. Non-performing assets were 0.34% of total assets at December 31, 2003, down from 0.51% twelve months ago. Loan loss reserves were 1.55% of period-end loans, and represent 3.16 times the level of non-performing assets plus 90-day delinquencies.

Shareholders' equity totaled $50.6 million at December 31, 2003, down 1.8% from the prior year-end due to the repurchase of 280,000 shares of common stock. Common shares outstanding at year-end were 7,004,000. Dividends per share paid during the year were $0.43.

About the Company

Greater Community Bancorp is a $753 million financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank , Bergen Commercial Bank and Rock Community Bank . They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company also owns two subsidiaries: Greater Community Financial and Highland Capital Corp., an equipment leasing and financing subsidiary.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:
     At Greater Community Bancorp:
     Anthony M. Bruno, Jr., 973-942-1111 x 1001
     anthony.bruno@greatercommunity.com
     ----------------------------------
or
     For Media:
     Margolin & Associates, Inc.
     Linda Margolin, 216-765-0953
     Lmm@margolinIR.com
     ------------------

                            Greater Community Bancorp
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                          4th Qtr     3rd Qtr     2nd Qtr    1st Qtr      4th Qtr
(dollars in thousands except per share data)               2003         2003        2003       2003         2002

EARNINGS
   Net interest income                                   $  6,573    $  6,205    $  6,335    $  6,549    $  6,552
   Provision for loan and lease losses                        362       1,249         138         316         335
   Non-interest income                                      1,722       2,996       1,639       1,600       2,015
   Non-interest expense                                     5,193       5,694       5,658       5,490       5,010
   Net income                                               1,900       1,659       1,537       1,639       2,203

PER SHARE DATA(1)
   Basic earnings per share                              $   0.27    $   0.23    $   0.21    $   0.22    $   0.31
   Diluted earnings per share(1)                             0.26        0.22        0.20        0.22        0.29

   Book value per share                                      7.22        6.89        7.37        7.14        7.15

   Cash dividend per share                                  0.110       0.110       0.110       0.100       0.100

PERFORMANCE RATIOS
   Return on average assets                                  1.01%       0.88%       0.84%       0.91%       1.22%
   Return on average equity                                  15.3%       13.1%       11.8%       12.6%       17.5%
   Net interest margin(2)                                    3.80%       3.59%       3.70%       3.91%       3.90%
   Efficiency Ratio                                          65.4%       72.4%       72.9%       69.8%       63.1%

MARKET DATA
   Market value per  share -- Period end(1)              $  16.79    $  16.10    $  15.31    $  17.28    $  15.92
   Market as a % of book                                     2.33        2.34        2.08        2.36        2.18
   Cash dividend yield(1)                                    2.62%       2.73%       2.87%       2.32%       2.51%
   Common stock dividend payout ratio                        43.0%       49.8%       55.0%       45.5%       33.3%
   Period-end common shares outstanding (000)(1)            7,004       6,976       7,206       7,205       7,196
   Common stock market capitalization ($Millions)           117.6       112.3       110.3       121.4       111.8

CAPITAL & LIQUIDITY
   Equity to assets                                          6.71%       6.30%       7.05%       6.99%       7.14%
   Average loans to deposits                                 89.0%       83.6%       81.9%       83.3%       79.8%

ASSET QUALITY

   Net charge-offs (recoveries)                          $     43    $    868    $    297    $     15    $     16
   Net loan charge-offs (recoveries) to average
loans(2)                                                     0.03%       0.73%       0.26%       0.01%       0.01%
   Non-performing assets + 90 days past due              $  2,575    $  2,397    $  3,375    $  3,296    $  3,649
   NPAs + 90 day past due/ Total assets                      0.34%       0.31%       0.45%       0.45%       0.51%
   Allowance for loan and lease losses/ Total loans          1.55%       1.57%       1.62%       1.73%       1.65%
   Allowance for loan and lease losses/NPA's + 90 days
past due                                                      316%        327%        221%        175%        200%

END OF PERIOD BALANCES
   Total loans, net of unearned fees                     $523,799    $499,837    $459,476    $438,846    $443,342
   Total assets                                           753,125     762,015     753,891     736,173     719,867
   Deposits                                               560,713     577,287     571,418     559,935     544,043
   Shareholders' equity                                    50,570      48,030      53,125      51,476      51,350
   Full-time equivalent employees                             194         205         203         203         199

AVERAGE BALANCES
   Loans                                                 $506,404    $476,698    $455,832    $439,441    $433,311
   Total earning assets                                   691,186     691,755     683,969     670,297     672,462
   Total assets                                           751,222     751,558     732,573     723,492     723,773
   Deposits                                               568,862     570,353     556,453     527,626     543,049
   Shareholders' equity                                    49,593      50,793      52,163      51,853      50,274

(1)  Restated for the 5% stock dividends in 2002 and 2.5% stock dividend in 2003
(2)  Annualized for comparative purposes

                            Greater Community Bancorp
                           Consolidated Balance Sheets
                                                               December
                                                                  31
                                                      ----------     ----------
                                                         2003           2002
                                                      ----------     ----------
                                                      (Unaudited)

ASSETS
   Cash and due from banks                             $ 19,233       $ 19,433
   Federal funds sold                                    10,000         17,700
                                                       --------       --------
      Total cash and cash equivalents                    29,233         37,133
  Interest bearing due from banks                         7,539          9,439
   Investment securities available for sale             152,513        186,875
   Investment securities held to maturity                 2,726          5,320
   Loans, net of unearned fees                          523,799        443,342
   Allowance for loan losses                             (8,142)        (7,298)
                                                       --------       --------
      Total loans, net                                  515,657        436,044

   Premises and equipment, net                            7,545          7,850
   Accrued interest receivable                            2,635          3,131
  Other real estate owned                                   824           --
   Bank-owned life insurance                             13,026         12,448
   Goodwill                                              11,574         11,574
   Other assets                                           9,853         10,053
                                                       --------       --------

      Total assets                                     $753,125       $719,867
                                                       --------       --------



LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Non interest bearing                             $154,462       $138,679
      Interest bearing                                  406,251        405,364
                                                       --------       --------
         Total deposits                                 560,713        544,043


   FHLB advances                                         85,000         80,000
  Federal funds purchased                                15,700           --
   Securities sold under agreement to repurchase         10,047         11,728
   Accrued interest payable and other liabilities         7,095          8,598
   Guaranteed preferred beneficial interests in the
     Corporation's subordinated debentures               24,000         24,000
                                                       --------       --------
         Total liabilities                              702,555        668,369


STOCKHOLDERS' EQUITY

   Common stock                                           3,502          3,511
   Additional paid-in-capital                            41,788         42,856
   Retained earnings (accumulated deficit)                2,735          1,721
   Accumulated other comprehensive income                 2,545          3,410
                                                       --------       --------
      Total shareholders' equity                         50,570         51,498


      Total liabilities and shareholders' equity
                                                       $753,125       $719,867
                                                       --------       --------

                            Greater Community Bancorp
                        Consolidated Statement of Income

                                                                THREE MONTHS
                                                                   ENDED                   YEARS ENDED
                                                                 December 31               December 31
                                                             2003          2002         2003         2002
                                                          ----------     -------     ---------     -------
INTEREST INCOME                                           (Unaudited)               (Unaudited)
   Loans, including fees                                    $ 7,909      $ 7,946      $31,187      $31,912
   Investment securities                                      1,455        1,855        6,289        8,057
   Federal funds sold and deposits with other banks              86          206          430          936
                                                            -------      -------      -------      -------
      Total interest income                                   9,450       10,007       37,906       40,905


INTEREST EXPENSE
   Deposits                                                   1,214        1,837        5,676        7,998
   Short term borrowings                                      1,156        1,189        4,537        4,520
   Long term borrowings                                         507          511        2,031        2,168
                                                            -------      -------      -------      -------
      Total interest expense                                  2,877        3,537       12,244       14,686
                                                            -------      -------      -------      -------


      Net interest income                                     6,573        6,470       25,662       26,219

   Provision for loan losses                                    362          335        2,065          996
                                                            -------      -------      -------      -------


      Net interest income after provision for loan loases     6,211        6,135       23,597       25,223

NON INTEREST INCOME
  Service charges on accounts                                   751          611        2,789        2,440
  Other commissions and fees                                    165          145          610          707
  Fee income on mortgage loans sold                              86           82          492          128
  Gain on sale of investment securities                         341          633        2,174        1,191
  Gain on sale of leases                                         16          228          115        1,152
  Gain on sale of assets                                       --           --            270          123

  Bank owned life insurance                                     136          151          578          611
  Other income                                                  227          247          929          967
                                                            -------      -------      -------      -------
      Total non interest income                               1,722        2,097        7,957        7,319


NON INTEREST EXPENSE
  Salaries and benefits                                       2,976        2,634       12,446       10,942
  Occupancy & equipment                                         877          788        3,367        3,195
  Regulatory and professional Fees                              420          573        1,993        1,996
  Computer services                                             135          113          510          424
  Write off of trust preferred securities financing cost       --           --           --          1,022
  Office expenses                                               219          241        1,088        1,132
  Other expense                                                 566          661        2,630        2,965
                                                            -------      -------      -------      -------
      Total non interest expense                              5,193        5,010       22,034       21,676
                                                            -------      -------      -------      -------


      Income before federal income tax                        2,740        3,222        9,520       10,866
   Provision for income tax                                     840        1,019        2,786        3,353
                                                            -------      -------      -------      -------

      Net income                                            $ 1,900      $ 2,203      $ 6,734      $ 7,513
                                                            -------      -------      -------      -------

Basic income per share                                      $  0.27      $  0.31      $  0.95      $  1.04
Diluted income per share                                    $  0.26      $  0.29      $  0.89      $  0.98
Average shares outstanding *                                  6,991        7,194        7,121        7,210
Average diluted shares outstanding *                          7,428        7,640        7,555        7,631